                                                                     Exhibit 4.1

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES STATUTES (TOGETHER WITH THE SECURITIES ACT, THE "SECURITIES LAWS"). THESE SECURITIES, TOGETHER WITH ANY SECURITIES ISSUABLE ON THEIR EXERCISE, ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE RESOLD, TRANSFERRED, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF EXCEPT AS PERMITTED UNDER THE APPLICABLE SECURITIES LAWS OR PURSUANT TO EXEMPTIONS THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH ANY APPLICABLE SECURITIES LAWS. THESE SECURITIES ARE ALSO SUBJECT TO RESTRICTIONS CONTAINED IN THIS WARRANT TO WHICH REFERENCE SHOULD BE MADE.



                   WARRANT TO PURCHASE SHARES OF COMMON STOCK
                                       OF
                                 GOAMERICA, INC.

                  GoAmerica, Inc., a corporation organized under the laws of the State of Delaware, U.S.A. (the "Company"), hereby certifies that, for value received,


                           Research In Motion Limited

or its registered assigns (the "Holder"), is entitled to subscribe for and purchase up to 333,000 Shares of Common Stock (as adjusted pursuant to Section 4 hereof) (the "Warrant Shares") at a price equal to $16.00 PER SHARE, which is the price per Common Share agreed upon in that certain Preliminary Marketing Agreement in force on May 3, 2000 (the "PMA"), such price to be effective on the date hereof (the "Issue Date") (such price and such other price as results, from time to time, from the adjustments specified in Section 4 hereof is hereinafter referred to as the "Per Share Exercise Price"), subject to the provisions and upon the terms and conditions hereinafter set forth. This Warrant is being issued in connection with that certain Strategic Alliance Agreement, executed on the date hereof, between the Company and the Holder. Terms capitalized herein but not otherwise defined shall have the meaning set forth in Section 9 hereof. All dollar amounts herein are expressed in U.S. dollars.

                  Section 1. Exercise Period. Subject to Section 2 below, the right to purchase the Warrant Shares represented by this Warrant is exercisable on or after May 3, 2001.

                  Section 2. Termination of Warrant. This Warrant will expire and terminate at 4:30 p.m., Toronto time, on the third anniversary of the Issue Date (the "Expiration Date"); provided, however, that if such day is a Saturday, Sunday or Federal holiday, this Warrant will not expire until 4:30 p.m., Toronto time, on the next Business Day. Any portion of this Warrant not exercised before the Expiration Date will become void, and all rights of the Holder hereunder will cease.

                  Section 3. Method of Exercise: Payment. The purchase right represented by this Warrant may be exercised in whole or in part by the Holder, at any time, by delivering to the Company, at its principal office, (a) this Warrant, (b) an executed Notice of Exercise in the form attached hereto as Exhibit A, (c) an executed Representations Letter substantially in the form attached hereto as Exhibit B and (d) the payment to the Company of an amount equal to the aggregate exercise price for the Warrant Shares specified in the Notice of Exercise. The Holder or transferee designated in the applicable Notice of Exercise will be deemed to have become the holder of record of such Warrant Shares, for all purposes, as of the close of business on the date on which this Warrant (with the Notice of Exercise and the Representation Letter duly executed) and such payment is received by the Company. Payment shall be made by wire transfer to an account designated by the Company. In the event the Holder exercises this Warrant with respect to fewer than all of the Warrant Shares covered hereby, the Company shall issue to the Holder a new Warrant representing the Warrant Shares remaining unexercised, with such new Warrant having the same terms of this Warrant including, without limitation, the same Expiration Date.

                  Section 4. Adjustment of Per Share Exercise Price and Number of Warrant Shares. The number and kind of Warrant Shares purchasable upon the exercise of this Warrant and the Per Share Exercise Price will be subject to adjustment from time to time upon the occurrence of certain events, as follows:

                         (a)   Reorganization, Consolidation, Merger, etc. In
case of any capital reclassification or reorganization (other than a reclassification to which Section 4(b) hereof applies) or of any consolidation or merger of the Company with or into any other Person, or any other reorganization (other than a merger or consolidation in which the Company is the continuing, or surviving entity and which does not result in any reclassification or similar change in the Shares of Common Stock) or any sale of all or substantially all of the assets of the Company (any such transaction being hereinafter referred to as a "Reorganization"), then, in each case, the Holder, on exercise hereof at any time after the consummation or effective time of such Reorganization (the "Effective Time"), will receive (regardless of whether or not the Warrant is currently exercisable), in lieu of the Warrant Shares issuable on such exercise prior to the Effective Time, the amount of Shares of Common Stock or other securities and property (including cash) to which such Holder would have been entitled upon the Effective Time if such Holder had exercised this Warrant immediately prior thereto.

                         (b)   Split, Subdivision or Combination of Shares of
Common Stock. If the Company, at any time or from time to time after the Issue Date, (A) makes a distribution in respect of the Shares of Common Stock in Shares of Common Stock or securities convertible or exchangeable into Shares of Common Stock, (B) subdivides or reclassifies the outstanding Shares of Common Stock into a greater number of Shares of Common Stock, (C) combines or reclassifies the outstanding Shares of Common Stock into a smaller number of Shares of Common Stock, or (D) otherwise issues by reclassification of the Shares of Common Stock any shares or other securities in the Company, then, and in each such case, the Per Share Exercise Price in effect immediately prior to such action will be adjusted by multiplying such Per Share Exercise Price by a fraction, the numerator of which is the number of Shares of Common Stock outstanding immediately prior to such event, and the denominator of which is the number of Shares of Common Stock outstanding immediately after such event. An adjustment made pursuant to this Section 4(b) will become applicable (x) in the case of any such distribution, immediately after the close of business on the record date for the determination of holders of Shares of Common Stock entitled to receive such distribution and
(y) in the case of any such subdivision, reclassification or combination, at the close of business on the day upon which such action becomes effective. Such adjustment will be made successively. Upon each adjustment in the Per Share Exercise Price pursuant to this Section 4(b), the number of Warrant Shares purchasable hereunder will be adjusted, rounded up to the nearest whole share, to the product obtained by multiplying the number of Warrant Shares purchasable immediately prior to such adjustment in the Per Share Exercise Price by a fraction (i) the numerator of which will be the Per Share Exercise Price immediately prior to such adjustment, and (ii) the denominator of which will be the Per Share Exercise Price immediately after such adjustment.

                         (c)   Company Owned Shares of Common Stock. For
purposes of this Section 4, the number of Shares of Common Stock at any time outstanding will not include any Shares of Common Stock then owned or held by or for the account of the Company.

                         (d)   Minimum Adjustment. All calculations of the Per
Share Exercise Price pursuant to this Section 4 will be made to the nearest cent. Anything in this Section 4 to the contrary notwithstanding, the Company will not be required to give effect to any adjustment in the Per Share Exercise Price unless and until the net effect of one or more adjustments (each of which will be carried forward), determined as above provided, has resulted in a reduction or increase of the Per Share Exercise Price of at least 1%, and when the cumulative net effect of more than one adjustment so determined is to reduce or increase the Per Share Exercise Price by at least 1%, such reduction or increase in Per Share Exercise Price will thereupon be given effect.

                         (e)   Statements of Adjustments. Whenever the Per Share
Exercise Price is adjusted as provided in this Section 4, the Company will prepare a statement showing the facts requiring such adjustment and the Per Share Exercise Price that will be in effect after such adjustment. The Company shall cause a copy of such statement to be sent by mail, first class postage prepaid, to the Holder at its address appearing on the Company's records. Where appropriate, such copy may be given in advance and may be included as part of the notice required to be mailed under the provisions of subsection (f) of this
Section 4.

                         (f)   Notices. In the event the Company proposes to
take any action of the types described in subsection (a) or (b) of this Section 4, the Company shall give notice to the Holder, in the manner set forth in subsection (e) of this Section 4, which notice will specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice will also set forth such facts with respect thereto as are reasonably necessary to indicate the number of the Shares of Common Stock of the Company or other securities or property which will be deliverable to the Holder upon exercise hereof following the occurrence of such action. In the case of any action which would require the fixing of a record date, such notice will be given at least ten Business Days prior to the date so fixed, and in case of all other action, such notice will be given at least fifteen Business Days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, will not affect the legality or validity of any such action.

                  Section 5.  No Rights as a Stockholder. Until this
Warrant has been exercised as provided herein and the certificates for Warrant Shares are issued and delivered, the Holder of this Warrant will not, by reason of this Warrant, be deemed to be a stockholder of the Company for any purpose, nor will anything contained herein be construed to confer upon the Holder of this Warrant, as such, any of the rights of a stockholder of the Company.

                  Section 6. Transfer; Replacement. Subject to the provisions of this Section 6, this Warrant may be transferred to the Holder's Affiliates, in whole or in part, at any time and from time to time, by delivering to the Company, at its principal office, this Warrant (with an Assignment in the form attached hereto as Exhibit C duly executed). Upon surrender for registration of transfer of this Warrant at such office, the Company shall execute and deliver in the name of the designated transferee or transferees one or more new Warrants representing the right to purchase at the Per Share Exercise Price then in effect a like number of aggregate number of Warrant Shares, with the same terms, and bearing the same legend, as this Warrant. Notwithstanding the foregoing, the Company will not be obligated to register any transfer of this Warrant unless the Holder has provided to the Company evidence reasonably satisfactory to the Company and its counsel (including, without limitation, an opinion of counsel to the Holder) demonstrating that such transfer complies with all applicable federal and state securities laws. In addition to and notwithstanding the foregoing, (i) this Warrant may not be transferred unless such transferee has acknowledged its agreement to be bound hereby; and (ii) no transfer of this Warrant shall be permitted without the prior written consent of the Company, except to a subsidiary of the Holder; provided, however, that such subsidiary must acquire upon such transfer not less than 83,250 of the Warrants to be issued hereunder. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnify it or otherwise as it may in its discretion impose (which may include the posting of a bond and may, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor, and bearing the same legend, as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant will constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant be at any time enforceable by anyone. For the purpose of this Agreement, the term "Holder's Affiliates" shall mean any entity that directly or indirectly controls, is controlled by, or is under common control with the Holder, including, without limitation, the Holder's parent or subsidiaries.

                  Section 7. Warrant Register. The Company shall keep at its principal office a register listing the name and address of the Holder. The Company and any agent of the Company may treat the Person in whose name this Warrant is registered on such register as the owner and holder hereof for all purposes.

                  Section 8. Payment of Taxes and Expenses. The Company will pay all issuance taxes and similar governmental charges that may be imposed on the Company in respect of the issue or delivery thereof.

                  Section 9. Definitions. For purposes of this Warrant, the following definitions apply:

                        "Business Day" means a day other than Saturday, Sunday
            or a day that is a statutory holiday in the State of New York.

                        "Shares of Common Stock" means the Shares of Common
            Stock of $0.01 US par value in the authorized capital of the Company as constituted as of the date hereof.

                        "Company" means GoAmerica, Inc., a corporation organized
            under the laws of the State of Delaware.

                        "Effective Time" shall have the meaning, ascribed to
            such term in Section 4(a) hereof.

                        "Expiration Date" shall have the meaning ascribed to
            such term in Section 2 hereof.

                        "Holder" shall have the meaning set forth in the first
            paragraph of this Warrant.

                        "Issue Date" shall have the meaning set forth in the
            first paragraph of this Warrant.

                        "Per Share Exercise Price" shall have the meaning set
            forth in the first paragraph of this Warrant.

                        "Reorganization" shall have the meaning ascribed to such
            term in Section 4(a) hereof.

                        "Warrant Shares" shall have the meaning set forth in the
            first paragraph of this Warrant.

                  Section 10. Miscellaneous. This Warrant will be governed by and construed in accordance with the internal laws of the State of New York. No amendment or waiver of any provision of this Warrant, nor a consent to any departure by the Company therefrom, will in any event be effective unless the same be in writing and signed by the Company and the Holder, and then such waiver or consent will be effective only in the specific instance and for the specific purpose for which given. The captions of this Warrant have been inserted for convenience only and have no substantive effect.

                  Section 11. Securities Laws Matters. The Holder, by its acceptance hereof, acknowledges that neither this Warrant nor the Warrant Shares have been registered for sale under federal or state securities laws and are being offered and sold to the Holder pursuant to one or more exemptions from the registration requirements of such securities laws. The Holder represents that it is acquiring this Warrant and will acquire the Warrant Shares issued upon exercise of this Warrant for its own account for investment and not with a view to, or for sale in connection with, any public distribution thereof in violation of any securities laws. The Holder agrees that neither this Warrant nor any Warrant Shares issued upon exercise of this Warrant will be sold or otherwise transferred unless a registration statement with respect thereto has become effective under the Securities Act; or there is presented to the Company an opinion of counsel selected by the Holder and reasonably satisfactory to the Company that such registration is not required. The Holder agrees that the Company or any transfer agent of the Company may be instructed not to transfer any Warrant Shares acquired upon exercise of this Warrant unless it receives reasonably satisfactory evidence of compliance with the foregoing provision, and that there may be endorsed upon any certificate or other instrument representing such Warrant Shares (and any certificates or instruments in substitution therefor) a legend setting forth the foregoing restrictions. The Holder represents to the Company that it is an "Accredited Investor" within the meaning of Rule 501(a) of Regulation D as promulgated by the Securities and Exchange Commission. The Holder hereby acknowledges that the representations and warranties contained in this Section are given with the intention that the Company may rely on them for purposes of claiming an exemption from the registration requirements of applicable securities laws.

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Warrant as of this 31st day of August, 2000.



                                         GOAMERICA, INC.




                                         By:  /s/ Francis J. Elenio
                                             ---------------------------------
                                         Name:    Francis J. Elenio
                                         Title:   CFO, Secretary and
                                                  Treasurer


Attest:





                                 ACKNOWLEDGMENT

                  The undersigned hereby acknowledges that the representations and warranties made by it in this Warrant are true, and agrees to be bound by and to observe the agreements set forth herein.



                                          HOLDER


                                           /s/ James Balsillie
                                           ------------------------------

                                                                       EXHIBIT A




                           FORM OF NOTICE OF EXERCISE

                       (To be executed only upon exercise
                            of the attached Warrant)

            The undersigned registered holder of the attached Warrant irrevocably exercises the within Warrant for and purchases ______ Shares of Common Stock of GOAMERICA, INC. and herewith makes payment therefor in the amount of $______, all at the price and on the terms and conditions specified in the attached Warrant, and requests that a certificate (or _______ certificates in the denominations of _______ Shares of Common Stock) for such Shares of Common Stock hereby purchased be issued in the name of and delivered to the undersigned.


            In addition to this Notice of Exercise, the undersigned must also provide an executed Representations Letter, substantially in the form attached as Exhibit B to the within Warrant.



Dated:            ,     .
        ----------  ----



                                          [                    ]





                                          By:
                                             ---------------------------------
                                             (Signature of Registered Holder)


NOTICE: The signature on this Notice of Exercise must correspond with the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                                                       EXHIBIT B




                             REPRESENTATIONS LETTER


                       (To be executed only upon exercise
                            of the attached Warrant)




GoAmerica, Inc.
401 Hackensack Avenue
Hackensack, New Jersey
07601
U.S.A.


Dear Sirs:



            We are delivering this letter in connection with the purchase of Shares of Common Stock (the "Shares") of GoAmerica, Inc. (the "Company"), a corporation organized under the laws of the State of Delaware, upon the exercise of warrants of the Company ("Warrants").

            We hereby confirm that:

      (a) we are an "accredited investor" within the meaning of Regulation D under the United States Securities Act of 1933 (the "U.S. Securities Act");

      (b)   we are purchasing the Shares for our own account;

      (c) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing the Shares;

      (d) we are not acquiring the Shares with a view to distribution thereof or with any present intention of offering or selling any of the Shares in violation of U.S. federal or state securities laws;

      (e) we understand that the Shares may not be sold or otherwise transferred unless a registration statement with respect to the Shares has become effective under the U.S. Securities Act, or there is presented to the Company an opinion of counsel selected by the undersigned and reasonably satisfactory to the Company that such registration is not required;

      (f) we acknowledge that we have had access to such financial and other information as we deem necessary in connection with our decision to purchase the Shares; and

      (g) we acknowledge that we are not purchasing the Shares as a result of any general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.


      We understand that the Shares are being offered in a transaction not involving any public offering within the United States within the meaning of U.S. Securities Act and that the Shares have not been and will not be registered under the U.S. Securities Act. We further understand that any Shares acquired by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of paragraph (d) above.

      We acknowledge that you will rely upon our confirmations, acknowledgements and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate or complete.




                                    By:
                                        --------------------------------
                                        (Signature of Registered Holder)


NOTICE: The signature on this Representations Letter must correspond with the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                                                       EXHIBIT C




                               FORM OF ASSIGNMENT


                    (To be executed only upon the assignment
                            of the attached Warrant)



       FOR VALUE RECEIVED, the undersigned registered holder of the attached Warrant hereby sells, assigns and transfer unto______________________, whose address is _____________________, all of the rights of the undersigned under the attached Warrant, with respect to ________ Shares of Common Stock of GOAMERICA, INC. and, if such Shares of Common Stock shall not include all the Warrant Shares issuable as provided in the attached Warrant, that a new Warrant of like tenor for the number of Warrant Shares not being transferred hereunder be issued in the name of and delivered to the undersigned, and does hereby irrevocably constitute and appoint __________ as Attorney to register such transfer on the books of GOAMERICA, INC. maintained for that purpose, with full power of substitution in the premises.


Dated:                  ,     .
            ------------  ----



                                          [                 ]



                                          By:
                                              --------------------------------
                                              (Signature of Registered Holder)

NOTICE:                                   The signature on this Assignment
                                          must correspond with the name as
                                          written upon the face of the attached
                                          Warrant in every particular, without
                                          alteration or enlargement or any
                                          change whatsoever.